UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 10, 2015

(Date of earliest event reported)

Union Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-20293 (Commission File Number)	54-1598552 (I.R.S. Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

(804) 633-5031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e)	Material Compensatory Plan, Contract or Arrangement

On December 10, 2015, the Board of Directors of Union Bankshares Corporation (the “Company”), acting on the recommendation of the Compensation Committee of the Board, approved the Union Bankshares Corporation Executive Severance Plan (the “Plan”), which provides benefits to certain key or critical employees of the Company, including the Company’s named executive officers, but excluding the Chief Executive Officer, in the event of the involuntary termination of employment by the Company without “Cause”. The Plan was adopted to provide these employees (each, an “executive” for purposes of this Report on Form 8-K) with certain benefits in the event of a qualifying termination.

Post-termination benefits for the executives under the Plan consist of:

•	a lump sum payment equal to the executive’s annual base salary at the time of termination, plus an amount equal to the executive’s annual incentive bonus paid or payable to the executive for the prior year pro-rated for the then-current calendar year through the termination date;

•	a lump sum payment equal to twelve (12) times the Company-paid monthly subsidy for group health and dental plans;
•	outplacement services for twelve (12) months provided in accordance with Company guidelines; and
•	any earned but unpaid obligations under any other benefit plan of the Company.

Executives must execute and not revoke a Release of Claims and Non-Solicitation Agreement with the Company in the form provided by the Company in order to receive severance pay under the Plan. An executive who is a party to another agreement with the Company which provides severance or severance type benefits upon termination of employment may not receive severance pay under the Plan. In addition, no benefits under the Plan will be paid to the extent duplicative of benefits under other plans or agreements with the Company.

The Company, with the approval of its Board of Directors (or the Compensation Committee of the Board of Directors, in accordance with the Company’s bylaws), has the right to amend, modify or terminate the Plan at any time if it determines that it is necessary or desirable to do so.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Union Bankshares Corporation Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President
and Chief Financial Officer

Date: December 16, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Union Bankshares Corporation Executive Severance Plan